Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       FOR
                      SOLAR SATELLITE COMMUNICATIONS, INC.


     KNOW ALL MEN BY THESE PRESENTS:

     THAT I, JUDITH K. WRIGHT, desiring to establish a corporation under the name of Solar Satellite Communication, Inc. for the purpose of becoming a body corporate under and by virtue of the laws of the State of Colorado and, in accordance with the provisions of the laws of said State, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate, under and by virtue of said laws.

                                    ARTICLE I
                                    ---------

     The corporate name of the corporation shall be: Solar Satellite Communication, Inc.

                                   ARTICLE II
                                   ----------

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     (a) To design, install, sell and/or manage master antenna and satellite master antenna television systems and to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

         (b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Colorado.

     (c) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right, to vote thereon, to the same extent as a natural person might or could do.

     (e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

     (f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

     (g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

     (h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

     (i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado.

     (j) To purchase, hold, sell and transfer the shares of its capital stock.

     (k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado, without restrictions as to place or amount.

     (l) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

     (m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

     (n) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

                                   ARTICLE III
                                   -----------

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 151,000,000, consisting of 1,000,000 shares of preferred stock, no par value, and 150,000,000 shares of common stock, no par value per share.

     (a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of the preferred stock shall be as follows:

         (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

             (i) The designation and number of shares of such series.

             (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of common stock or preferred stock or in assets of the corporation and whether such dividends shall be cumulative or noncumulative.

             (iii) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

             (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

             (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or for any other series of any class or classes of capital stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

             (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

             (vii) The restrictions, if any, on the issue or reissue of any additional preferred stock.

             (viii) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

         (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of preferred stock, the holders of any such series shall have no voting power whatsoever.

     (b) Common Stock. The holders of common stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except such rights may be limited by the preferences, privileges and voting powers and the restrictions and limitations of the preferred stock.

     Subject to preferential dividend rights, if any, of the holders of preferred stock, dividends upon the common stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

     Dividends on shares of common stock and preferred stock may be paid in shares of common stock or preferred stock.

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive, and said stock when issued shall be fully paid and nonassessable.

                                   ARTICLE IV
                                   ----------

     The corporation shall have perpetual existence.

                                    ARTICLE V
                                    ---------

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided, however, that the initial Board of Directors shall consist of four persons. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. In the event there are less than three directors, this provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

          The name and post office address of the incorporator is as follows:

          Judith K. Wright           1400 Glenarm Place
                                     Denver, Colorado 80202

          The names and post office addresses of the original Board of Directors are as follows:

          Paula Herzmark             3600 South Yosemite Street, #330
                                     Denver, Colorado 80237

          Larry A. Mizel             3600 South Yosemite Street, #900
                                     Denver, Colorado 80237

          David F. Butler            6950 East Belleview
                                     Englewood, Colorado 80111

          Raymond T. Baker           3600 South Yosemite Street, #800
                                     Denver, Colorado 80237

          Lucien Wulsin              3 Park Central, Suite 1005
                                     1515 Arapahoe Street
                                     Denver, Colorado 80202

          Sarah R. Weddington        3606 Appleton Street, N.W.
                                     Washington, D.C. 20008

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present.

          To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

          To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

          To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its good will, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors may, from time to time, distribute to its shareholders, without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with Title 7, Article 5, Section Ill, of the 1973 Colorado Revised Statutes.

     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

                                   ARTICLE VI
                                   ----------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

     No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                                   ARTICLE VII
                                   -----------

     Each director and each officer of the corporation shall be indemnified by the corporation as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith. and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

                                  ARTICLE VIII
                                  ------------

     The initial registered office of said corporation shall be located at 4301 East Amherst, Suite 200, City and County of Denver, State of Colorado 80222, and the initial registered agent of the corporation shall be Paula Herzmark, 4301 East Amherst, Suite 200, City and County of Denver, State of Colorado 80222.

     Part or all of the business of said corporation may be carried on in the City and County of Denver, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

                                   ARTICLE IX
                                   ----------

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                                    ARTICLE X
                                    ---------

         No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

                                   ARTICLE XI
                                   ----------

     Meetings of shareholders may be held at such time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

                                   ARTICLE XII
                                   -----------

     Cumulative voting shall not be allowed.

                                  ARTICLE XIII
                                  ------------

     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

                                   ARTICLE XIV
                                   -----------

     Any action for which the Colorado Statutes require the approval of two-thirds of the shares or any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval, the affirmative vote of a majority of the shares or any class or series outstanding and entitled to vote thereon.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and seal on this t day of April, 1983.


                                             /s/  Judith K. Wright
                                             --------------------------------
                                             Judith K. Wright

STATE OF COLORADO                           )
                                            )        ss.
CITY AND COUNTY OF DENVER                   )

     I, Shareon Thompson, a Notary Public, hereby certify that there personally appeared before me Judith K. Wright, who being first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5 day of April, 1983

         My commission expires: 10-27-86


                                             /s/  Sharon Thompson
                                             --------------------------------
                                             Notary Public
                                             Address:  1400 Glenarm Place
                                                       Denver, Colorado 80202